The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

You may withdraw your indication of interest at any time.

FINAL TERMS OF THE OFFERED CERTIFICATES

The Mortgage Pass-Through Certificates, Series 2007-S3 consist of the classes of certificates listed in the table below.  Only the classes of certificates listed in the table below under “Offered Certificates” are being offered by the prospectus supplement:

OFFERED CERTIFICATES
CLASS	INITIAL CLASS PRINCIPAL AMOUNT (1)	RELATED MORTGAGE POOL	RELATED SUBGROUP	INITIAL CERTIFICATE INTEREST RATE	SUMMARY INTEREST RATE FORMULA	DESIGNATION	FITCH RATING (66)	S&P RATING (66)
Class 1-A-1 (68)	$79,000,000	1	1-1	5.500%	Fixed-Rate	Super Senior	AAA	AAA
Class 1-A-2 (68)	$3,078,000	1	1-1	5.500%	Fixed-Rate	Senior Support	AAA	AAA
Class 1-A-3 (68)	$82,078,000	1	1-1	5.500%	Fixed-Rate	Senior/Exchangeable	AAA	AAA
Class 1-A-4	$9,839,000	1	1-2	6.000%	Fixed-Rate	Senior/PAC	AAA	AAA
Class 1-A-5	$5,000,000	1	1-2	6.000%	(2)	Senior/Accretion Directed/TAC/ Sequential	AAA	AAA
Class 1-A-6	$1,000	1	1-2	6.000%	Fixed-Rate	Senior/Accrual/TAC/ Sequential	AAA	AAA
Class 1-A-7	$2,729,000	1	1-2	6.000%	Fixed-Rate	Senior/Companion	AAA	AAA
Class 1-A-8 (68)	$207,418,000	1	1-2	6.000%	Fixed-Rate	Senior/Exchangeable	AAA	AAA
Class 1-A-9	$4,614,000	1	1-2	6.000%	Fixed-Rate	Senior/Lockout	AAA	AAA
Class 1-A-10 (68)	$149,908,000	1	1-4	6.250%	Fixed-Rate	Senior/Exchangeable	AAA	AAA
Class 1-A-11 (68)	$75,349,000	1	1-2	6.000%	Fixed-Rate	Super Senior/PAC/Sequential	AAA	AAA
Class 1-A-12 (68)	$59,713,714	1	1-2	6.070%	(3)	Super Senior/Companion/Sequential	AAA	AAA
Class 1-A-13 (68)	$9,952,286	1	1-2	5.58000000%	(4)	Super Senior/Companion/Sequential/Inverse	AAA	AAA
Class 1-A-14 (68)	$13,385,000	1	1-2	6.000%	Fixed-Rate	Super Senior/Sequential	AAA	AAA
Class 1-A-15 (68)	$35,657,142	1	1-2	5.970%	(5)	Super Senior/Lockout	AAA	AAA
Class 1-A-16 (68)	$5,942,858	1	1-2	6.17999996%	(6)	Super Senior/Lockout/Inverse	AAA	AAA
Class 1-A-17 (68)	$41,600,000	1	1-2	6.000%	Fixed-Rate	Super Senior/Lockout/Exchangeable	AAA	AAA
Class 1-A-18	$50,000,000	1	1-3	5.820%	(7)	Senior	AAA	AAA
Class 1-A-19	(8)	1	1-3	1.180%	(9)	Senior/Inverse Interest-Only	AAA	AAA
Class 1-A-20 (68)	$35,538,000	1	1-2	5.970%	(10)	Super Senior/Lockout	AAA	AAA
Class 1-A-21 (68)	$5,923,000	1	1-2	6.180%	(11)	Super Senior/Lockout/Inverse	AAA	AAA
Class 1-A-22 (68)	$55,254,000	1	1-2	6.000%	Fixed-Rate	Super Senior/Sequential	AAA	AAA
Class 1-A-23 (68)	$23,680,000	1	1-2	6.000%	Fixed-Rate	Super Senior/Sequential	AAA	AAA
Class 1-A-24 (68)	$78,785,000	1	1-2	6.000%	Fixed-Rate	Super Senior/Accretion Directed/Sequential	AAA	AAA
Class 1-A-25 (68)	$150,000	1	1-2	6.000%	Fixed-Rate	Super Senior/Accrual/Sequential	AAA	AAA
Class 1-A-26 (68)	$102,799,714	1	1-2	5.970%	(12)	Super Senior/Lockout	AAA	AAA
Class 1-A-27 (68)	$17,133,286	1	1-2	6.18000001%	(13)	Super Senior/Lockout/Inverse	AAA	AAA
Class 1-A-28 (68)	$175,140,000	1	1-3	5.800%	(14)	Super Senior	AAA	AAA
Class 1-A-29 (68)	(15)	1	1-3	0.020%	(16)	Senior/Inverse Interest-Only	AAA	AAA
Class 1-A-30 (68)	$316,627,000	1	1-2	6.000%	Fixed-Rate	Super Senior/Sequential	AAA	AAA
Class 1-A-31 (68)	$38,439,000	1	1-2	6.000%	Fixed-Rate	Super Senior/Sequential	AAA	AAA
Class 1-A-32 (68)	$34,013,000	1	1-2	6.000%	Fixed-Rate	Super Senior/Sequential	AAA	AAA
Class 1-A-33 (68)	$30,122,000	1	1-2	6.000%	Fixed-Rate	Super Senior/Sequential	AAA	AAA
Class 1-A-34 (68)	$37,466,000	1	1-2	6.000%	Fixed-Rate	Super Senior/Sequential	AAA	AAA
Class 1-A-35 (68)	$200,000,000	1	1-2	6.000%	Fixed-Rate	Super Senior/Exchangeable	AAA	AAA
Class 1-A-36 (68)	$35,657,142	1	1-2	5.920%	(17)	Super Senior/Lockout/Exchangeable	AAA	AAA
Class 1-A-37 (68)	$5,942,858	1	1-2	6.47999991%	(18)	Super Senior/Lockout/Exchangeable/Inverse	AAA	AAA
Class 1-A-38 (68)	$175,140,000	1	1-3	5.820%	(19)	Super Senior/Exchangeable	AAA	AAA
Class 1-A-39 (68)	(20)	1	1-3	1.180%	(21)	Senior/Inverse Interest-Only	AAA	AAA
Class 1-A-40 (68)	$7,500,000	1	1-3	5.970%	(22)	Senior Support	AAA	AAA
Class 1-A-41 (68)	(23)	1	1-3	1.030%	(24)	Senior/Inverse Interest-Only	AAA	AAA
Class 1-A-42 (68)	$41,461,000	1	1-2	6.000%	Fixed-Rate	Super Senior/Lockout/Exchangeable	AAA	AAA
Class 1-A-43 (68)	$35,538,000	1	1-2	5.920%	(25)	Super Senior/Lockout/Exchangeable	AAA	AAA
Class 1-A-44 (68)	$5,923,000	1	1-2	6.480%	(26)	Super Senior/Lockout/Inverse/Exchangeable	AAA	AAA
Class 1-A-45 (68)	$119,933,000	1	1-2	6.000%	Fixed-Rate	Super Senior/Lockout/Exchangeable	AAA	AAA
Class 1-A-46 (68)	$102,799,714	1	1-2	5.920%	(27)	Super Senior/Lockout/Exchangeable	AAA	AAA
Class 1-A-47 (68)	$17,133,286	1	1-2	6.48000064%	(28)	Super Senior/Lockout/Inverse/Exchangeable	AAA	AAA
Class 1-A-48 (68)	$78,935,000	1	1-2	6.000%	Fixed-Rate	Super Senior/Exchangeable	AAA	AAA
Class 1-A-49 (68)	$26,742,857	1	1-4	5.970%	(29)	Super Senior/Lockout	AAA	AAA
Class 1-A-50 (68)	$3,209,143	1	1-4	8.58333320%	(30)	Super Senior/Lockout/Inverse	AAA	AAA
Class 1-A-51 (68)	$29,952,000	1	1-4	6.250%	Fixed-Rate	Super Senior/Lockout/Exchangeable	AAA	AAA
Class 1-A-52 (68)	$26,742,857	1	1-4	5.920%	(31)	Super Senior/Lockout/Exchangeable	AAA	AAA
Class 1-A-53 (68)	$3,209,143	1	1-4	8.99999985%	(32)	Super Senior/Lockout/Inverse/Exchangeable	AAA	AAA
Class 1-A-54 (68)	$77,121,000	1	1-4	6.250%	Fixed-Rate	Super Senior/Sequential	AAA	AAA
Class 1-A-55 (68)	$9,628,000	1	1-4	6.250%	Fixed-Rate	Super Senior/Sequential	AAA	AAA
Class 1-A-56 (68)	$8,593,000	1	1-4	6.250%	Fixed-Rate	Super Senior/Sequential	AAA	AAA
Class 1-A-57 (68)	$7,674,000	1	1-4	6.250%	Fixed-Rate	Super Senior/Sequential	AAA	AAA
Class 1-A-58 (68)	$11,032,000	1	1-4	6.250%	Fixed-Rate	Super Senior/Sequential	AAA	AAA
Class 1-A-59 (68)	$5,908,000	1	1-4	6.250%	Fixed-Rate	Senior Support	AAA	AAA
Class 1-A-60 (68)	$48,676,000	1	1-5	5.770%	(33)	Super Senior	AAA	AAA
Class 1-A-61 (68)	(34)	1	1-5	1.730%	(35)	Senior/Inverse Interest-Only	AAA	AAA
Class 1-A-62 (68)	$1,900,000	1	1-5	5.770%	(36)	Senior Support	AAA	AAA
Class 1-A-63 (68)	(37)	1	1-5	1.730%	(38)	Senior/Inverse Interest-Only	AAA	AAA
Class 1-A-64 (68)	$48,676,000	1	1-5	7.500%	Fixed-Rate	Super Senior/Exchangeable	AAA	AAA
Class 1-A-65 (68)	$1,900,000	1	1-5	7.500%	Fixed-Rate	Senior Support/Exchangeable	AAA	AAA
Class 1-A-66 (68)	$50,576,000	1	1-5	7.500%	Fixed-Rate	Senior/Exchangeable	AAA	AAA
Class 1-A-67 (68)	$48,676,000	1	1-5	5.670%	(39)	Super Senior/Exchangeable	AAA	AAA
Class 1-A-68 (68)	$48,676,000	1	1-5	5.720%	(40)	Super Senior/Exchangeable	AAA	AAA
Class 1-A-69 (68)	(41)	1	1-5	1.780%	(42)	Senior/Inverse Interest-Only/Exchangeable	AAA	AAA
Class 1-A-70 (68)	(43)	1	1-5	1.830%	(44)	Senior/Inverse Interest-Only/Exchangeable	AAA	AAA
Class 1-A-71 (68)	$355,066,000	1	1-2	6.000%	Fixed-Rate	Super Senior/Sequential/Exchangeable	AAA	AAA
Class 1-A-72 (68)	$101,601,000	1	1-2	6.000%	Fixed-Rate	Super Senior/Sequential/Exchangeable	AAA	AAA
Class 1-A-73 (68)	$389,079,000	1	1-2	6.000%	Fixed-Rate	Super Senior/Sequential/Exchangeable	AAA	AAA
Class 1-A-74 (68)	$67,588,000	1	1-2	6.000%	Fixed-Rate	Super Senior/Sequential/Exchangeable	AAA	AAA
Class 1-A-75 (68)	$419,201,000	1	1-2	6.000%	Fixed-Rate	Super Senior/Sequential/Exchangeable	AAA	AAA
Class 1-A-76 (68)	$86,749,000	1	1-4	6.250%	Fixed-Rate	Super Senior/Sequential/Exchangeable	AAA	AAA
Class 1-A-77 (68)	$27,299,000	1	1-4	6.250%	Fixed-Rate	Super Senior/Sequential/Exchangeable	AAA	AAA
Class 1-A-78 (68)	$95,342,000	1	1-4	6.250%	Fixed-Rate	Super Senior/Sequential/Exchangeable	AAA	AAA
Class 1-A-79 (68)	$18,706,000	1	1-4	6.250%	Fixed-Rate	Super Senior/Sequential/Exchangeable	AAA	AAA
Class 1-A-80 (68)	$103,016,000	1	1-4	6.250%	Fixed-Rate	Super Senior/Sequential/Exchangeable	AAA	AAA
Class 1-A-81 (68)	$175,140,000	1	1-3	5.770%	(45)	Super Senior/Sequential/Exchangeable	AAA	AAA
Class 1-A-82 (68)	(46)	1	1-3	1.230%	(47)	Senior/Inverse Interest-Only/Exchangeable	AAA	AAA
Class 1-A-83 (68)	$175,140,000	1	1-3	5.870%	(48)	Super Senior/Exchangeable	AAA	AAA
Class 1-A-84 (68)	(49)	1	1-3	1.130%	(50)	Senior/Inverse Interest-Only/Exchangeable	AAA	AAA
Class 1-A-85 (68)	$175,140,000	1	1-3	5.920%	(51)	Super Senior/Exchangeable	AAA	AAA
Class 1-A-86 (68)	(52)	1	1-3	1.080%	(53)	Senior/Inverse/Interest-Only/Exchangeable	AAA	AAA
Class 1-A-87 (68)	$175,140,000	1	1-3	5.970%	(54)	Super Senior/Exchangeable	AAA	AAA
Class 1-A-88 (68)	$600,000,000	1	1-2	6.000%	Fixed-Rate	Senior/Exchangeable	AAA	AAA
Class 1-A-89 (68)	(55)	1	1-3	1.030%	(56)	Senior/Inverse Interest-Only/Exchangeable	AAA	AAA
Class 1-A-90 (68)	$175,140,000	1	1-3	7.000%	Fixed-Rate	Super Senior/Exchangeable	AAA	AAA
Class 1-A-91 (68)	$7,500,000	1	1-3	7.000%	Fixed-Rate	Senior Support/Exchangeable	AAA	AAA
Class 1-A-92 (68)	$182,640,000	1	1-3	7.000%	Fixed-Rate	Senior/Exchangeable	AAA	AAA
Class 1-A-93 (68)	$8,120,000	1	1-2	6.000%	Fixed-Rate	Senior Support	AAA	AAA
Class 1-A-94 (68)	$8,088,000	1	1-2	6.000%	Fixed-Rate	Senior Support	AAA	AAA
Class 1-A-95 (68)	$23,400,000	1	1-2	6.000%	Fixed-Rate	Senior Support	AAA	AAA
Class 1-A-96 (68)	$199,330,000	1	1-2	6.000%	Fixed-Rate	Super Senior/Exchangeable	AAA	AAA
Class 1-A-97 (68)	$576,600,000	1	1-2	6.000%	Fixed-Rate	Super Senior/Exchangeable	AAA	AAA
Class 1-A-98 (68)	$208,120,000	1	1-2	6.000%	Fixed-Rate	Senior/Exchangeable	AAA	AAA
Class 1-A-99 (68)	$67,530,000	1	1-2	6.070%	(57)	Super Senior/Exchangeable	AAA	AAA
Class A-100 (68)	$11,255,000	1	1-2	5.580%	(58)	Super Senior/Exchangeable/Inverse	AAA	AAA
Class A-101 (68)	$207,418,000	1	1-2	(59)	N/A	Senior/Principal-Only/Exchangeable	AAA	AAA
Class A-102 (68)	$207,418,000	1	1-2	0.500%	Fixed-Rate	Senior/Exchangeable	AAA	AAA
Class A-103 (68)	$207,418,000	1	1-2	1.000%	Fixed-Rate	Senior/Exchangeable	AAA	AAA
Class A-104 (68)	$207,418,000	1	1-2	1.500%	Fixed-Rate	Senior/Exchangeable	AAA	AAA
Class A-105 (68)	$207,418,000	1	1-2	2.000%	Fixed-Rate	Senior/Exchangeable	AAA	AAA
Class A-106 (68)	$207,418,000	1	1-2	2.500%	Fixed-Rate	Senior/Exchangeable	AAA	AAA
Class A-107 (68)	$207,418,000	1	1-2	3.000%	Fixed-Rate	Senior/Exchangeable	AAA	AAA
Class A-108 (68)	$207,418,000	1	1-2	3.500%	Fixed-Rate	Senior/Exchangeable	AAA	AAA
Class A-109 (68)	$207,418,000	1	1-2	4.000%	Fixed-Rate	Senior/Exchangeable	AAA	AAA
Class A-110 (68)	$207,418,000	1	1-2	4.500%	Fixed-Rate	Senior/Exchangeable	AAA	AAA
Class A-111 (68)	$207,418,000	1	1-2	5.000%	Fixed-Rate	Senior/Exchangeable	AAA	AAA
Class A-112 (68)	$207,418,000	1	1-2	5.500%	Fixed-Rate	Senior/Exchangeable	AAA	AAA
Class A-113 (68)	(60)	1	1-2	6.000%	Fixed-Rate	Senior/Interest-Only/Exchangeable	AAA	AAA
Class A-114 (68)	$144,000,000	1	1-4	6.250%	Fixed-Rate	Super Senior/Exchangeable	AAA	AAA
Class 2-A-1	$4,317,000	2	2-1	5.000%	Fixed-Rate	Senior	AAA	AAA
Class 2-A-2	$91,966,000	2	2-2	5.500%	Fixed-Rate	Senior	AAA	AAA
Class 2-A-3	$98,874,000	2	2-3	6.000%	Fixed-Rate	Senior	AAA	AAA
Class 2-A-4	$26,951,000	2	2-4	6.500%	Fixed-Rate	Senior	AAA	AAA
Class A-P	$607,983	1, 2	1-1, 2-1	(61)	N/A	Senior/Principal-Only	AAA	AAA
Class A-X	(62)	2	2-4	6.000%	Fixed-Rate	Senior/Interest-Only	AAA	AAA
Class B-1	$36,922,000	1, 2	(63)	6.151%	(64)	Subordinate	AA	(67)
Class B-2	$12,906,000	1, 2	(63)	6.151%	(64)	Subordinate	A	(67)
Class B-3	$6,452,000	1, 2	(63)	6.151%	(64)	Subordinate	BBB	(67)
Class A-R	$100	1	1-1	5.500%	Fixed-Rate	Senior/Residual	AAA	AAA

NON-OFFERED CERTIFICATES
Class B-4	$5,531,000	1, 2	(63)	6.151%	(64)	Subordinate	BB	(67)
Class B-5	$2,765,000	1, 2	(63)	6.151%	(64)	Subordinate	B	(67)
Class B-6	$4,610,001	1, 2	(63)	6.151%	(64)	Subordinate	(67)	(67)
Class P	$100	1, 2	(65)	N/A	N/A	Prepayment Penalties	AAA	AAA

(1)

These balances are approximate and are subject to an increase or decrease of up to 5%, as described in the prospectus supplement.

(2)

The per annum certificate interest rate on the Class 1-A-5 Certificates will be equal to LIBOR (the London Interbank Offered Rate, as described in “Description of the Certificates—Determination of LIBOR” in the prospectus supplement) plus 0.50%, subject to a minimum certificate interest rate of 6.00% per annum and a maximum certificate interest rate of 9.50% per annum.  Any interest payable on the Class 1-A-5 Certificates in excess of the interest payable to such class at an interest rate of 6.00% per annum will be payable solely from amounts received in respect of the yield maintenance agreement, as described in the prospectus supplement.

(3)

The per annum certificate interest rate on the Class 1-A-12 Certificates will be equal to LIBOR plus 0.75%, subject to a minimum certificate interest rate of 0.75% per annum and a maximum certificate interest rate of 7.00% per annum.

(4)

The per annum certificate interest rate on the Class 1-A-13 Certificates will be equal to the excess of (a) 37.49999894% over (b) the product of (i) LIBOR and (ii) 5.9999998, subject to a minimum certificate interest rate of 0.00% per annum and a maximum certificate interest rate of 37.49999894% per annum.

(5)

The per annum certificate interest rate on the Class 1-A-15 Certificates will be equal to LIBOR plus 0.65%, subject to a minimum certificate interest rate of 0.65% per annum and a maximum certificate interest rate of 7.00% per annum.

(6)

The per annum certificate interest rate on the Class 1-A-16 Certificates will be equal to the excess of (a) 38.09999459% over (b) the product of (i) LIBOR and (ii) 5.99999899, subject to a minimum certificate interest rate of 0.00% per annum and a maximum certificate interest rate of 38.09999459% per annum.

(7)

The per annum certificate interest rate on the Class 1-A-18 Certificates will be equal to LIBOR plus 0.50%, subject to a minimum certificate interest rate of 0.50% per annum and a maximum certificate interest rate of 7.00% per annum.

(8)

The Class 1-A-19 Certificates are interest-only certificates and will not receive any distributions of principal.  Interest will accrue on the Class 1-A-19 Notional Amount, which is initially equal to approximately $50,000,000, calculated as described in “Glossary of Terms” in the prospectus supplement.

(9)

The per annum certificate interest rate on the Class 1-A-19 Certificates will be equal to the excess of (a) 6.50% over (b) LIBOR, subject to a minimum certificate interest rate of 0.00% per annum and a maximum certificate interest rate of 6.50% per annum.

(10)

The per annum certificate interest rate on the Class 1-A-20 Certificates will be equal to LIBOR plus 0.65%, subject to a minimum certificate interest rate of 0.65% per annum and a maximum certificate interest rate of 7.00% per annum.

(11)

The per annum certificate interest rate on the Class 1-A-21 Certificates will be equal to the excess of (a) 38.1% over (b) the product of (i) LIBOR and (ii) 6.0, subject to a minimum certificate interest rate of 0.00% per annum and a maximum certificate interest rate of 38.1% per annum.

(12)

The per annum certificate interest rate on the Class 1-A-26 Certificates will be equal to LIBOR plus 0.65%, subject to a minimum certificate interest rate of 0.65% per annum and a maximum certificate interest rate of 7.00% per annum.

(13)

The per annum certificate interest rate on the Class 1-A-27 Certificates will be equal to the excess of (a) 38.09999937% over (b) the product of (i) LIBOR and (ii) 5.99999988, subject to a minimum certificate interest rate of 0.00% per annum and a maximum certificate interest rate of 38.09999937% per annum.

(14)

The per annum certificate interest rate on the Class 1-A-28 Certificates will be equal to LIBOR plus 0.48%, subject to a minimum certificate interest rate of 0.48% per annum and a maximum certificate interest rate of 7.00% per annum.

(15)

The Class 1-A-29 Certificates are interest-only certificates and will not receive any distributions of principal.  Interest will accrue on the Class 1-A-29 Notional Amount, which is initially equal to approximately $175,140,000, calculated as described in “Glossary of Terms” in the prospectus supplement.

(16)

The per annum certificate interest rate on the Class 1-A-29 Certificates will be equal to the excess of (a) 6.52% over (b) LIBOR, subject to a minimum certificate interest rate of 0.00% per annum and a maximum certificate interest rate of 0.02% per annum.

(17)

The per annum certificate interest rate on the Class 1-A-36 Certificates will be equal to LIBOR plus 0.60%, subject to a minimum certificate interest rate of 0.60% per annum and a maximum certificate interest rate of 7.00% per annum.

(18)

The per annum certificate interest rate on the Class 1-A-37 Certificates will be equal to the excess of (a) 38.39999454% over (b) the product of (i) LIBOR and (ii) 5.99999899, subject to a minimum certificate interest rate of 0.00% per annum and a maximum certificate interest rate of 38.39999454% per annum.

(19)

The per annum certificate interest rate on the Class 1-A-38 Certificates will be equal to LIBOR plus 0.50%, subject to a minimum certificate interest rate of 0.50% per annum and a maximum certificate interest rate of 7.00% per annum.

(20)

The Class 1-A-39 Certificates are interest-only certificates and will not receive any distributions of principal.  Interest will accrue on the Class 1-A-39 Notional Amount, which is initially equal to approximately $175,140,000, calculated as described in “Glossary of Terms” in the prospectus supplement.

(21)

The per annum certificate interest rate on the Class 1-A-39 Certificates will be equal to the excess of (a) 6.50% over (b) LIBOR, subject to a minimum certificate interest rate of 0.00% per annum and a maximum certificate interest rate of 6.50% per annum.

(22)

The per annum certificate interest rate on the Class 1-A-40 Certificates will be equal to LIBOR plus 0.65%, subject to a minimum certificate interest rate of 0.65% per annum and a maximum certificate interest rate of 7.00% per annum.

(23)

The Class 1-A-41 Certificates are interest-only certificates and will not receive any distributions of principal.  Interest will accrue on the Class 1-A-41 Notional Amount, which is initially equal to approximately $7,500,000, calculated as described in “Glossary of Terms” in the prospectus supplement.

(24)

The per annum certificate interest rate on the Class 1-A-41 Certificates will be equal to the excess of (a) 6.35% over (b) LIBOR, subject to a minimum certificate interest rate of 0.00% per annum and a maximum certificate interest rate of 6.35% per annum.

(25)

The per annum certificate interest rate on the Class 1-A-43 Certificates will be equal to LIBOR plus 0.60%, subject to a minimum certificate interest rate of 0.60% per annum and a maximum certificate interest rate of 7.00% per annum.

(26)

The per annum certificate interest rate on the Class 1-A-44 Certificates will be equal to the excess of (a) 38.4% over (b) the product of (i) LIBOR and (ii) 6.0, subject to a minimum certificate interest rate of 0.00% per annum and a maximum certificate interest rate of 38.4% per annum.

(27)

The per annum certificate interest rate on the Class 1-A-46 Certificates will be equal to LIBOR plus 0.60%, subject to a minimum certificate interest rate of 0.60% per annum and a maximum certificate interest rate of 7.00% per annum.

(28)

The per annum certificate interest rate on the Class 1-A-47 Certificates will be equal to the excess of (a) 38.39999936% over (b) the product of (i) LIBOR and (ii) 5.99999988, subject to a minimum certificate interest rate of 0.00% per annum and a maximum certificate interest rate of 38.39999936% per annum.

(29)

The per annum certificate interest rate on the Class 1-A-49 Certificates will be equal to LIBOR plus 0.65%, subject to a minimum certificate interest rate of 0.65% per annum and a maximum certificate interest rate of 7.00% per annum.

(30)

The per annum certificate interest rate on the Class 1-A-50 Certificates will be equal to the excess of (a) 52.91666433% over (b) the product of (i) LIBOR and (ii) 8.33333292, subject to a minimum certificate interest rate of 0.00% per annum and a maximum certificate interest rate of 52.91666433% per annum.

(31)

The per annum certificate interest rate on the Class 1-A-52 Certificates will be equal to LIBOR plus 0.60%, subject to a minimum certificate interest rate of 0.60% per annum and a maximum certificate interest rate of 7.00% per annum.

(32)

The per annum certificate interest rate on the Class 1-A-53 Certificates will be equal to the excess of (a) 53.33333098% over (b) the product of (i) LIBOR and (ii) 8.33333292, subject to a minimum certificate interest rate of 0.00% per annum and a maximum certificate interest rate of 53.33333098% per annum.

(33)

The per annum certificate interest rate on the Class 1-A-60 Certificates will be equal to LIBOR plus 0.45%, subject to a minimum certificate interest rate of 0.45% per annum and a maximum certificate interest rate of 7.50% per annum.

(34)

The Class 1-A-61 Certificates are interest-only certificates and will not receive any distributions of principal.  Interest will accrue on the Class 1-A-61 Notional Amount, which is initially equal to approximately $48,676,000, calculated as described in “Glossary of Terms” in the prospectus supplement.

(35)

The per annum certificate interest rate on the Class 1-A-61 Certificates will be equal to the excess of (a) 7.05% over (b) LIBOR, subject to a minimum certificate interest rate of 0.00% per annum and a maximum certificate interest rate of 7.05% per annum.

(36)

The per annum certificate interest rate on the Class 1-A-62 Certificates will be equal to LIBOR plus 0.45%, subject to a minimum certificate interest rate of 0.45% per annum and a maximum certificate interest rate of 7.50% per annum.

(37)

The Class 1-A-63 Certificates are interest-only certificates and will not receive any distributions of principal.  Interest will accrue on the Class 1-A-63 Notional Amount, which is initially equal to approximately $1,900,000, calculated as described in “Glossary of Terms” in the prospectus supplement.

(38)

The per annum certificate interest rate on the Class 1-A-63 Certificates will be equal to the excess of (a) 7.05% over (b) LIBOR, subject to a minimum certificate interest rate of 0.00% per annum and a maximum certificate interest rate of 7.05% per annum.

(39)

The per annum certificate interest rate on the Class 1-A-67 Certificates will be equal to LIBOR plus 0.35%, subject to a minimum certificate interest rate of 0.35% per annum and a maximum certificate interest rate of 7.50% per annum.

(40)

The per annum certificate interest rate on the Class 1-A-68 Certificates will be equal to LIBOR plus 0.40%, subject to a minimum certificate interest rate of 0.40% per annum and a maximum certificate interest rate of 7.50% per annum.

(41)

The Class 1-A-69 Certificates are interest-only certificates and will not receive any distributions of principal.  Interest will accrue on the Class 1-A-69 Notional Amount, which is initially equal to approximately $48,676,000, calculated as described in “Glossary of Terms” in the prospectus supplement.

(42)

The per annum certificate interest rate on the Class 1-A-69 Certificates will be equal to the excess of (a) 7.10% over (b) LIBOR, subject to a minimum certificate interest rate of 0.00% per annum and a maximum certificate interest rate of 7.10% per annum.

(43)

The Class 1-A-70 Certificates are interest-only certificates and will not receive any distributions of principal.  Interest will accrue on the Class 1-A-70 Notional Amount, which is initially equal to approximately $48,676,000, calculated as described in “Glossary of Terms” in the prospectus supplement.

(44)

The per annum certificate interest rate on the Class 1-A-70 Certificates will be equal to the excess of (a) 7.15% over (b) LIBOR, subject to a minimum certificate interest rate of 0.00% per annum and a maximum certificate interest rate of 7.15% per annum.

(45)

The per annum certificate interest rate on the Class 1-A-81 Certificates will be equal to LIBOR plus 0.45%, subject to a minimum certificate interest rate of 0.45% per annum and a maximum certificate interest rate of 7.00% per annum.

(46)

The Class 1-A-82 Certificates are interest-only certificates and will not receive any distributions of principal.  Interest will accrue on the Class 1-A-82 Notional Amount, which is initially equal to approximately $175,140,000, calculated as described in “Glossary of Terms” in the prospectus supplement.

(47)

The per annum certificate interest rate on the Class 1-A-82 Certificates will be equal to the excess of (a) 6.55% over (b) LIBOR, subject to a minimum certificate interest rate of 0.00% per annum and a maximum certificate interest rate of 6.55% per annum.

(48)

The per annum certificate interest rate on the Class 1-A-83 Certificates will be equal to LIBOR plus 0.55%, subject to a minimum certificate interest rate of 0.55% per annum and a maximum certificate interest rate of 7.00% per annum.

(49)

The Class 1-A-84 Certificates are interest-only certificates and will not receive any distributions of principal.  Interest will accrue on the Class 1-A-84 Notional Amount, which is initially equal to approximately $175,140,000, calculated as described in “Glossary of Terms” in the prospectus supplement.

(50)

The per annum certificate interest rate on the Class 1-A-84 Certificates will be equal to the excess of (a) 6.45% over (b) LIBOR, subject to a minimum certificate interest rate of 0.00% per annum and a maximum certificate interest rate of 6.45% per annum.

(51)

The per annum certificate interest rate on the Class 1-A-85 Certificates will be equal to LIBOR plus 0.60%, subject to a minimum certificate interest rate of 0.60% per annum and a maximum certificate interest rate of 7.00% per annum.

(52)

The Class 1-A-86 Certificates are interest-only certificates and will not receive any distributions of principal.  Interest will accrue on the Class 1-A-86 Notional Amount, which is initially equal to approximately $175,140,000, calculated as described in “Glossary of Terms” in the prospectus supplement.

(53)

The per annum certificate interest rate on the Class 1-A-86 Certificates will be equal to the excess of (a) 6.40% over (b) LIBOR, subject to a minimum certificate interest rate of 0.00% per annum and a maximum certificate interest rate of 6.40% per annum.

(54)

The per annum certificate interest rate on the Class 1-A-87 Certificates will be equal to LIBOR plus 0.65%, subject to a minimum certificate interest rate of 0.65% per annum and a maximum certificate interest rate of 7.00% per annum.

(55)

The Class 1-A-89 Certificates are interest-only certificates and will not receive any distributions of principal.  Interest will accrue on the Class 1-A-89 Notional Amount, which is initially equal to approximately $175,140,000, calculated as described in “Glossary of Terms” in the prospectus supplement.

(56)

The per annum certificate interest rate on the Class 1-A-89 Certificates will be equal to the excess of (a) 6.35% over (b) LIBOR, subject to a minimum certificate interest rate of 0.00% per annum and a maximum certificate interest rate of 6.35% per annum.

(57)

The per annum certificate interest rate on the Class 1-A-99 Certificates will be equal to LIBOR plus 0.75%, subject to a minimum certificate interest rate of 0.75% per annum and a maximum certificate interest rate of 7.00% per annum.

(58)

The per annum certificate interest rate on the Class A-100 Certificates will be equal to the excess of (a) 37.5% over (b) the product of (i) LIBOR and (ii) 6.0, subject to a minimum certificate interest rate of 0.00% per annum and a maximum certificate interest rate of 37.5% per annum.

(59)

The Class A-101 Certificates are principal-only certificates and are not entitled to payments of interest.

(60)

The Class A-113 Certificates are interest-only certificates and will not receive any distributions of principal.  Interest will accrue on the Class A-113 Notional Amount, which is initially equal to approximately $207,418,000, calculated as described in “Glossary of Terms” in the prospectus supplement.

(61)

The Class A-P Certificates are principal-only certificates and are not entitled to payments of interest.

(62)

The Class A-X Certificates are interest-only certificates and will accrue interest on the Class A-X Notional Amount, which is initially equal to approximately $225,333, calculated as described in “Glossary of Defined Terms” in the prospectus supplement.  These certificates will not receive any distributions of principal.

(63)

The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be related to all pool 1 and pool 2 subgroups.

(64)

The per annum certificate interest rate on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be calculated as described herein under “Description of the Certificates — Certificate Interest Rates” in the prospectus supplement.

(65)

The Class P Certificates will be entitled to the prepayment penalties on the mortgage loans.

(66)

The ratings are not recommendations to buy, sell or hold these certificates.  A rating may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated. We refer you to “Ratings” in the prospectus supplement for a more complete discussion of the certificate ratings.

(67)

Such rating agency has not been asked to rate these certificates.

(68)

Each of these classes of certificates are exchangeable for certain other classes of offered certificates in the combinations identified in Annex C to the prospectus supplement.  See “Description of the Offered Certificates − Exchangeable Certificates” in the prospectus supplement.

The Mortgage Pass-Through Certificates, Series 2007-S3 will also have the following characteristics:

CLASS	RECORD DATE(1)	DELAY/ ACCRUAL PERIOD(2)	INTEREST ACCRUAL CONVENTION	EXPECTED FINAL DISTRIBUTION DATE (3)	FINAL SCHEDULED DISTRIBUTION DATE (4)	MINIMUM DENOMINATION	INCREMENTAL DENOMINATIONS	CUSIP
Class 1-A-1	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NAA7
Class 1-A-2	CM	24	30/360	July 2037	August 2037	$1,000	$1	46631NAB5
Class 1-A-3	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NAC3
Class 1-A-4	CM	24	30/360	February 2037	August 2037	$100,000	$1	46631NAD1
Class 1-A-5	DD	0	30/360	November 2010	August 2037	$100,000	$1	46631NAE9
Class 1-A-6	CM	24	30/360	November 2010	August 2037	$1,000	$1	46631NAF6
Class 1-A-7	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NAG4
Class 1-A-8	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NAH2
Class 1-A-9	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NAJ8
Class 1-A-10	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NAK5
Class 1-A-11	CM	24	30/360	May 2015	August 2037	$100,000	$1	46631NAL3
Class 1-A-12	DD	0	30/360	May 2015	August 2037	$100,000	$1	46631NAM1
Class 1-A-13	DD	0	30/360	May 2015	August 2037	$100,000	$1	46631NAN9
Class 1-A-14	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NAP4
Class 1-A-15	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NAQ2
Class 1-A-16	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NAR0
Class 1-A-17	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NAS8
Class 1-A-18	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NAT6
Class 1-A-19	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NAU3
Class 1-A-20	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NAV1
Class 1-A-21	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NAW9
Class 1-A-22	CM	24	30/360	May 2014	August 2037	$100,000	$1	46631NAX7
Class 1-A-23	CM	24	30/360	July 2031	August 2037	$100,000	$1	46631NAY5
Class 1-A-24	CM	24	30/360	October 2015	August 2037	$100,000	$1	46631NAZ2
Class 1-A-25	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NBA6
Class 1-A-26	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NBB4
Class 1-A-27	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NBC2
Class 1-A-28	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NBD0
Class 1-A-29	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NBE8
Class 1-A-30	CM	24	30/360	April 2012	August 2037	$100,000	$1	46631NBF5
Class 1-A-31	CM	24	30/360	January 2013	August 2037	$1,000	$1	46631NBG3
Class 1-A-32	CM	24	30/360	January 2014	August 2037	$1,000	$1	46631NBH1
Class 1-A-33	CM	24	30/360	May 2015	August 2037	$1,000	$1	46631NBJ7
Class 1-A-34	CM	24	30/360	July 2037	August 2037	$1,000	$1	46631NBK4
Class 1-A-35	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NBL2
Class 1-A-36	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NBM0
Class 1-A-37	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NBN8
Class 1-A-38	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NBP3
Class 1-A-39	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NBQ1
Class 1-A-40	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NBR9
Class 1-A-41	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NBS7
Class 1-A-42	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NBT5
Class 1-A-43	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NBU2
Class 1-A-44	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NBV0
Class 1-A-45	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NBW8
Class 1-A-46	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NBX6
Class 1-A-47	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NBY4
Class 1-A-48	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NBZ1
Class 1-A-49	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NCA5
Class 1-A-50	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NCB3
Class 1-A-51	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NCC1
Class 1-A-52	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NCD9
Class 1-A-53	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NCE7
Class 1-A-54	CM	24	30/360	April 2011	August 2037	$100,000	$1	46631NCF4
Class 1-A-55	CM	24	30/360	October 2011	August 2037	$1,000	$1	46631NCG2
Class 1-A-56	CM	24	30/360	April 2012	August 2037	$1,000	$1	46631NCH0
Class 1-A-57	CM	24	30/360	November 2012	August 2037	$1,000	$1	46631NCJ6
Class 1-A-58	CM	24	30/360	July 2014	August 2037	$1,000	$1	46631NCK3
Class 1-A-59	CM	24	30/360	July 2037	August 2037	$1,000	$1	46631NCL1
Class 1-A-60	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NCM9
Class 1-A-61	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NCN7
Class 1-A-62	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NCP2
Class 1-A-63	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NCQ0
Class 1-A-64	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NCR8
Class 1-A-65	CM	24	30/360	July 2037	August 2037	$1,000	$1	46631NCS6
Class 1-A-66	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NCT4
Class 1-A-67	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NCU1
Class 1-A-68	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NCV9
Class 1-A-69	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NCW7
Class 1-A-70	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NCX5
Class 1-A-71	CM	24	30/360	January 2013	August 2037	$100,000	$1	46631NCY3
Class 1-A-72	CM	24	30/360	July 2037	August 2037	$1,000	$1	46631NCZ0
Class 1-A-73	CM	24	30/360	January 2014	August 2037	$100,000	$1	46631NDA4
Class 1-A-74	CM	24	30/360	July 2037	August 2037	$1,000	$1	46631NDB2
Class 1-A-75	CM	24	30/360	May 2015	August 2037	$100,000	$1	46631NDC0
Class 1-A-76	CM	24	30/360	October 2011	August 2037	$100,000	$1	46631NDD8
Class 1-A-77	CM	24	30/360	July 2014	August 2037	$1,000	$1	46631NDE6
Class 1-A-78	CM	24	30/360	April 2012	August 2037	$100,000	$1	46631NDF3
Class 1-A-79	CM	24	30/360	July 2014	August 2037	$1,000	$1	46631NDG1
Class 1-A-80	CM	24	30/360	November 2012	August 2037	$100,000	$1	46631NDH9
Class 1-A-81	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NDJ5
Class 1-A-82	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NDK2
Class 1-A-83	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NDL0
Class 1-A-84	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NDM8
Class 1-A-85	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NDN6
Class 1-A-86	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NDP1
Class 1-A-87	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NDQ9
Class 1-A-88	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NDR7
Class 1-A-89	DD	0	30/360	July 2037	August 2037	$100,000	$1	46631NDS5
Class 1-A-90	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NDT3
Class 1-A-91	CM	24	30/360	July 2037	August 2037	$1,000	$1	46631NDU0
Class 1-A-92	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NDV8
Class 1-A-93	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NDW6
Class 1-A-94	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NDX4
Class 1-A-95	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NDY2
Class 1-A-96	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NDZ9
Class 1-A-97	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NEA3
Class 1-A-98	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NEB1
Class 1-A-99	DD	0	30/360	October 2015	August 2037	$100,000	$1	46631NEC9
Class A-100	DD	0	30/360	October 2015	August 2037	$100,000	$1	46631NED7
Class A-101	CM	N/A	30/360	July 2037	August 2037	$100,000	$1	46631NEE5
Class A-102	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NEF2
Class A-103	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NEG0
Class A-104	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NEH8
Class A-105	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NEJ4
Class A-106	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NEK1
Class A-107	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NEL9
Class A-108	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NEM7
Class A-109	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NEN5
Class A-110	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NEP0
Class A-111	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NEQ8
Class A-112	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NER6
Class A-113	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NES4
Class A-114	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NET2
Class 2-A-1	CM	24	30/360	June 2022	August 2037	$100,000	$1	46631NEX3
Class 2-A-2	CM	24	30/360	July 2022	August 2037	$100,000	$1	46631NEY1
Class 2-A-3	CM	24	30/360	July 2022	August 2037	$100,000	$1	46631NEZ8
Class 2-A-4	CM	24	30/360	July 2022	August 2037	$100,000	$1	46631NFA2
Class A-P	CM	NA	N/A	June 2037	August 2037	$100,000	$1	46631NFB0
Class A-X	CM	24	30/360	June 2022	August 2037	$100,000	$1	46631NFC8
Class B-1	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NFD6
Class B-2	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NFE4
Class B-3	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NFF1
Class A-R	CM	24	30/360	August 2007	August 2037	$100	(5)	46631NFG9

NON-OFFERED CERTIFICATES

Class B-4	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NFH7
Class B-5	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NFJ3
Class B-6	CM	24	30/360	July 2037	August 2037	$100,000	$1	46631NFK0
Class P	CM	NA	N/A	July 2010	August 2037	$100	(5)	46631NFL8

(1)

CM = For any distribution date, the close of business on the last business day of the calendar month preceding the month of the related distribution date.    DD = For any distribution date, the close of business on the business day immediately before that distribution date.

(2)

24 Day = For any distribution date, the interest accrual period will be calendar month preceding that distribution date.    0 day = For any distribution date, the period from and including the 25th day of the month immediately preceding such distribution date to and including the 24th day of the month of such distribution date.

(3)

Calculated as described in the prospectus supplement under “Description of the Certificates — Expected Final Distribution Date”

(4)

Calculated as described in the prospectus supplement under “Description of the Certificates — Final Scheduled Distribution Date”

(5)

The Class A-R and Class P Certificate will be issued in definitive, fully registered form, representing the entire percentage interest of that class.